                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /
    Check the appropriate box:
    / / Preliminary Proxy Statement      / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FINA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   FINA, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.
    / / $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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

                                   FINA, INC.
                                   FINA PLAZA
                              DALLAS, TEXAS 75206

                  NOTICE OF ANNUAL MEETING OF SECURITY HOLDERS

                           TO BE HELD APRIL 17, 1996

To the Security Holders of
FINA, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Security Holders of FINA, Inc. will be held at the DoubleTree Hotel, 8250 North Central Expressway, Dallas, Texas 75206; on the 17th day of April, 1996 at 4 o'clock in the afternoon to consider and act upon the following matters:

          1. To elect eight directors for the ensuing year to serve until their respective terms expire and until their respective successors have been duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting.

     The Board of Directors fixed the close of business on March 6, 1996, as the record date for the determination of security holders entitled to notice of and to vote at the meeting and a list of security holders entitled to notice and to vote will be available for inspection at the principal office of the Company prior to the meeting and will be available at the meeting.

     IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE EARNESTLY REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                               CULLEN M. GODFREY
                                                   Secretary

Dallas, Texas
March 7, 1996

                                   FINA, INC.
                                   FINA PLAZA
                              DALLAS, TEXAS 75206

                                PROXY STATEMENT

                                      FOR

                       ANNUAL MEETING OF SECURITY HOLDERS

                           TO BE HELD APRIL 17, 1996

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of FINA, Inc., formerly named American Petrofina, Incorporated, for use at the Annual Meeting of Security Holders of the Company to be held on April 17, 1996. Discretionary authority to vote unmarked Forms of Proxy is being solicited and unmarked proxies will be voted FOR proposals in the discretion of the Proxy Committee. Omnibus Proxies which are marked to abstain and non-votes by brokers are counted for purposes of quorum only. Any proxy given by a security holder may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary. Copies of this statement and form of proxy are expected to be first provided to security holders on or about March 15, 1996.

     At the close of business on March 6, 1996, the record date for the meeting, the Company had outstanding and entitled to vote 29,211,272 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock. Except as otherwise provided in Article FOURTH of the Certificate of Incorporation of the Company, each share of Class A and Class B Common Stock is entitled to one vote. Class B Common Stock is not publicly traded. Only security holders of record at the close of business on March 6, 1996, are entitled to vote at the April 17, 1996 meeting.

     Article FOURTH of the Certificate of Incorporation provides that on any vote for the election of directors the holders of record of the Class B Common Stock shall be entitled, voting separately as a class, to elect the smallest number comprising more than half of the directors to be elected, and the remaining directors shall be elected by the holders of record of the Class A Common Stock, voting separately as a class. In accordance with that provision of Article FOURTH, at the Annual Meeting the holders of record of the Class B Common Stock will be entitled to elect five directors and the holders of record of the Class A Common Stock will be entitled to elect three directors.

     Affiliates of the Company control more than three-quarters of the Class A and Class B Common Stock, and thereby are entitled to the deciding voting rights. Therefore, all proposals and elections offered to security holders will be approved regardless of whether or how unaffiliated security holders may or may not vote.

     Included in the table below is information relating to the beneficial owners of more than 5% of the outstanding Class A and Class B Common Stock of the Company as of March 6, 1996.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                        NAME AND ADDRESS                 BENEFICIAL       PERCENT OF
      TITLE OF CLASS                  OF BENEFICIAL OWNER                OWNERSHIP          CLASS
---------------------------  --------------------------------------      ----------       ----------
Class A Common Stock.......  Petrofina Delaware, Incorporated            24,796,112         84.89%
                             Fina Plaza
                             Dallas, TX 75206
                             Boston Safe Deposit and Trust Company        1,538,142          5.26%
                             One Boston Place
                             Boston, Mass. 02108

                                                                         AMOUNT AND
                                                                         NATURE OF
                                        NAME AND ADDRESS                 BENEFICIAL       PERCENT OF
      TITLE OF CLASS                  OF BENEFICIAL OWNER                OWNERSHIP          CLASS
---------------------------  --------------------------------------      ----------       ----------
Class B Common Stock.......  Petrofina Delaware, Incorporated             2,000,000           100%
                             Fina Plaza
                             Dallas, TX 75206

     PetroFina S.A., a publicly held corporation organized under the laws of the Kingdom of Belgium, owns 100% of American Petrofina Holding Company, 1209 Orange Street, Wilmington, Delaware, which owns 75% of Petrofina Delaware, Incorporated. The remaining 25% of Petrofina Delaware, Incorporated's stock is owned by PetroFina S.A. In each such case, beneficial ownership includes both sole voting and investment powers. All of the directors of Petrofina Delaware, Incorporated and American Petrofina Holding Company are officers or employees of the Company or of PetroFina S.A. More than 5% of the common stock of PetroFina S.A. is controlled by Groupe Bruxelles Lambert S.A. (and related companies) and Societe Generale de Belgique S.A. (and related companies).

     On March 6, 1996, Boston Safe Deposit and Trust Company, as Trustee for the FINA Capital Accumulation Plan ("FINA Plan") and as Trustee for the Amdel Inc. Employee Investment Plan ("Amdel Plan") owned for the accounts of participants in the FINA Plan and participants in the Amdel Plan an aggregate of 1,538,142 shares of Class A Common Stock (representing more than 5% of this Class), and, as Trustee, has the right to vote these shares and has investment power over these shares. This Trustee is a subsidiary of Dreyfus Service Corporation which is affiliated with Mellon Bank.

     At the close of business on March 6, 1996, there were registered in the name of "Petrofina B.D.R. Account" 992,225 shares of Class A Common Stock (representing less than 5% of this Class) against which there are outstanding bearer deposit receipts which are publicly held. Such shares are voted according to the instructions of various beneficial owners. If such instructions are not given, PetroFina S.A. will vote the shares at its discretion.

     Included in the table below is information relating to ownership of Class A Common Stock of directors and officers at February 12, 1996:


                                                      AMOUNT AND
                                                       NATURE OF
                                                      BENEFICIAL        PERCENT OF
   TITLE OF CLASS        NAME OF BENEFICIAL OWNER      OWNERSHIP           CLASS
---------------------    ------------------------    -------------     -------------
Class A Common Stock     Francois Cornelis              200 shares      less than 1%
Class A Common Stock     Ron W. Haddock              17,843 shares(1)(2)  less than 1%
Class A Common Stock     Paul D. Meek                   205 shares      less than 1%
Class A Common Stock     Neil A. Smoak                2,853 shares(1)(2)  less than 1%
Class A Common Stock     H. Patrick Jack              1,200 shares(1)   less than 1%
Class A Common Stock     Michael J. Couch             3,751 shares(1)(2)  less than 1%
Class A Common Stock     Cullen M. Godfrey            3,121 shares(1)(2)  less than 1%
Class A Common Stock     All Directors and
                         Officers as a group         41,263 shares(2)(3)  less than 1%


---------------


(1) Included in this amount are the following shares relating to exercisable stock options: 4,000 as to Mr. Haddock, 2,000 as to Mr. Smoak, 1,200 as to Mr. Jack, 1,600 as to Mr. Couch and 1,000 as to Mr. Godfrey.

(2) Included in this amount are the following shares held on December 31, 1995, by the Trustee of the FINA Capital Accumulation Plan, a 401(k) plan: 3,843 as to Mr. Haddock, 53 as to Mr. Smoak, 2,151 as to Mr. Couch, 2,051 as to Mr. Godfrey and 17,539 as to all officers as a group. Directors who are not employees do not participate in the 401(k) plan.


(3) Included in this amount are 12,800 shares under currently vested exercisable stock options.

     Included in the table below is information relating to ownership of PetroFina S.A. Common Stock as of December 31, 1995 except as otherwise noted:


                                                            AMOUNT AND
                                                             NATURE OF
                                  NAME OF BENEFICIAL        BENEFICIAL        PERCENT OF
       TITLE OF CLASS                    OWNER               OWNERSHIP           CLASS
----------------------------    -----------------------    -------------     -------------
PetroFina S.A. Common Stock     Francois Cornelis           1,401 shares      less than 1%
PetroFina S.A. Common Stock     Axel de Broqueville         1,609 shares      less than 1%
PetroFina S.A. Common Stock     Michel Marc Delcommune        471 shares      less than 1%
PetroFina S.A. Common Stock     Ron W. Haddock              2,308 shares(1)   less than 1%
PetroFina S.A. Common Stock     Jose G. Rebelo              1,137 shares      less than 1%
PetroFina S.A. Common Stock     Neil A. Smoak                 503 shares(2)   less than 1%
PetroFina S.A. Common Stock     H. Patrick Jack                47 shares(2)   less than 1%
PetroFina S.A. Common Stock     Michael J. Couch              257 shares(2)   less than 1%
PetroFina S.A. Common Stock     Cullen M. Godfrey             184 shares(2)   less than 1%
PetroFina S.A. Common Stock     All Directors and
                                Officers as a group        10,360 shares      less than 1%


---------------


(1) The Trustee of the FINA Capital Accumulation Plan held 431 shares of this amount on Mr. Haddock's behalf as of December 31, 1995.



(2) The Trustee of the FINA Capital Accumulation Plan held these shares on Messrs. Smoak, Jack, Couch and Godfrey's behalf as of December 31, 1995. In addition, Mr. Godfrey owns 17 shares direct.



     In March 1991, PetroFina S.A. issued warrants allowing holders to purchase two shares of its common stock at 10,000 BF each (app. $294.30 each at time of issuance). On February 7, 1996 the value of PetroFina S.A. common stock was 8,640 BF each (app. $284.51 each). The warrants are exercisable through 1996. The Company is informed that on January 31, 1996 Mr. Cornelis was holder of 1,150 warrants, Mr. de Broqueville of 1,078 warrants, Mr. Delcommune of 703 warrants, Mr. Rebelo of 462 warrants and Mr. Haddock of 500 warrants.


                               VOTING PROCEDURES

     Votes will be counted by Corporation Trust Company of Delaware as Forms of Proxies are received from shareholders. Voting is not cumulative. Each common share is entitled to one vote. Unmarked Forms of Proxy will be voted FOR proposals in the discretion of the Proxy Committee. Abstentions are treated as withheld or abstained votes and are counted only for purposes of obtaining a quorum. Broker non-votes are also counted only for purposes of obtaining a quorum. All matters discussed herein are expected to be approved as the majority security holder has indicated it will vote in favor of each proposal.

                             ELECTION OF DIRECTORS

     Proxies received from Class A holders of record will be voted at the meeting by Ron W. Haddock or Cullen M. Godfrey, and each or either of them, who constitute the Class A Proxy Committee, in favor of the election as directors of the Company of Ernesto Marcos, Patricia M. Wallington and Ron W. Haddock unless security holders withhold authority to vote or specify in their proxies a contrary choice. Proxies received from the Class B holder of record by the Class B Proxy Committee, consisting of Ron W. Haddock or Cullen M. Godfrey, and each or either of them, will be voted at the meeting in favor of the election as directors of the Company of Francois Cornelis, Axel de Broqueville, Michel Marc Delcommune, Paul D. Meek and Jose G. Rebelo. Petrofina Delaware, Incorporated has indicated that it will vote in favor of the election of each of these nominees. All directors are elected to serve until the next Annual Meeting of Security Holders and until their respective successors are elected and qualify. In the event that any of the nominees shall be unavailable, the applicable Proxy Committee is authorized to substitute one or more nominees, although management has no reason to anticipate that this will occur.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

     Certain information is given below with respect to each nominee for election as director. All of these nominees are members of the present Board of Directors, having been elected at the last meeting of security holders or elected by a majority of the Board to replace resigning directors. The statement as to Class A Common Stock of the Company beneficially owned is based upon information furnished by each nominee. Each nominee beneficially owns less than 1% of the outstanding shares of Class A Common Stock.

                                                                                     SERVED AS
                                                                                      DIRECTOR
                                                                                     SINCE DATE
     NOMINEE FOR DIRECTOR       AGE       PRINCIPAL OCCUPATION DURING 1995          LISTED BELOW
------------------------------  ----    -------------------------------------    ------------------
Francois Cornelis.............   46     Chief Executive Officer and Vice           April 17, 1985
                                          Chairman of PetroFina S.A.
Axel de Broqueville...........   52     Executive Director of PetroFina S.A.       April 11, 1990
Michel Marc Delcommune........   47     Executive Director of PetroFina S.A.      August 16, 1995
Ron W. Haddock................   55     President and Chief Executive Officer    December 17, 1987
                                          of the Company
Ernesto Marcos................   51     Consultant                                October 19, 1995
Paul D. Meek..................   65     Chairman of the Board of the Company       July 10, 1968
Jose G. Rebelo................   57     General Manager of PetroFina S.A.        February 22, 1996
Patricia M. Wallington........   57     Corporate Vice President and Chief         April 20, 1995
                                          Information Officer of Xerox
                                          Corporation

     Mr. Cornelis was elected Chief Executive Officer of Petrofina, S.A. on May 11, 1990 and Vice Chairman of PetroFina S.A. on May 13, 1991, having served as Executive Director and General Manager from May 1986 and May 1984, respectively. From October 1983 until May 1984 he served as Vice President of the Company. Prior to that time he served as Assistant to the President of the Company since January 1983. Prior to that time, he served as Assistant Manager in the exploration and production department and as European refining and supply operation coordinator with PetroFina S.A.

     Mr. de Broqueville has held his present position since May 12, 1989. Prior to that time he was General Manager of PetroFina S.A. for at least the preceding five-year period. He was Vice President of the Company from April 16, 1980 until October 31, 1983 managing the Company's supply and transportation needs.

     Mr. Delcommune has held his present position since May 1992. Prior to that time, he was Senior Vice President and Chief Financial Officer of PetroFina S.A. He directs the negotiation and consummation of many sophisticated financial transactions worldwide.

     Mr. Haddock was elected President and Chief Executive Officer effective January 1, 1989, having served as Executive Vice President and Chief Operating Officer since June 1986. Prior to that time he was an officer and a director of Esso Eastern, an Exxon subsidiary, for the preceding three years.

     Mr. Meek was first elected Chairman of the Board of the Company in October 1984. He was President and Chief Executive Officer from April 1983 to June 1986. Prior to that time, he was President and Chief Operating Officer since 1976. Mr. Meek retired from active employment with the Company on June 1, 1989. He served as a Commissioner of the Public Utility Commission of Texas from November 1989 to April 1992.

     Dr. Marcos is President of E. Marcos & Associates, A.C. since 1995. Prior to that time, he was Chief Financial Officer of PEMEX from 1989 until 1994. He advises clients in the energy industry as to many aspects of business in Mexico.

     Mr. Rebelo has held his present position since 1992. Prior to that time, he was Assistant General Manager of PetroFina S.A. He is currently the principal executive officer of the exploration and production efforts of PetroFina S.A.

     Ms. Wallington has been Corporate Vice President and Chief Information Officer of Xerox Corporation since 1989. She currently has responsibility to direct and manage Xerox Corporation's information systems.

MEETING AND DIRECTOR COMPENSATION INFORMATION

     The Board of Directors in 1995 held five regular meetings and one consent meeting. All directors other than Messrs. Cornelis and de Broqueville attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which they were members during their terms of service. None of the directors who did not attend at least 75% of the meetings, other than Mr. Cornelis, served on any committee of the Board of Directors. The Company currently pays $1,000 to directors for each Board of Directors' meeting attended and $1,000 to committee members for each committee meeting attended. During 1995, Directors who were not active employees of the Company received a fee equalling $20,004 per year.

     The Board of Directors has an Audit Committee, which in 1995 consisted of Messrs. David C. Treen, Patricia M. Wallington and Robert L. Mitchell. The Committee met two times in 1995 to review with the Company's independent public accountants the Company's accounting procedures and the Company's audit. Mr. Mitchell retired from the Board in August 1995, and in October 1995, Dr. Marcos was designated to replace him. No committee meeting was held in 1995 following Dr. Marcos' election.

     The Board of Directors also has a Compensation Committee, which in 1995 consisted of Messrs. Treen, Mitchell and Cornelis. The Committee held one meeting in 1995 to review the Company's salaries, bonuses and benefits for officers and other key employees. In February 1996, Patricia M. Wallington was designated as Chairman of the Compensation Committee.

     The Board of Directors does not have a nominating committee. The Board of Directors nominates the Directors to represent the Class A Common Stockholders. Petrofina Delaware, Incorporated advises the Board of its nominees to represent the Class B Common Stock.

INFORMATION CONCERNING OFFICERS

     Mr. Ron W. Haddock was elected President and Chief Executive Officer effective January 1, 1989, having served as Executive Vice President and Chief Operating Officer since June 1986. Prior to that time he was an officer and a director of Esso Eastern, an Exxon subsidiary, for at least the previous three-year period.

     Mr. Paul D. Meek was elected Chairman of the Board in October 1984 having served as President and Chief Executive Officer from April 1983 to June 1986. He served as President and Chief Operating Officer since 1976, and was a Vice President of the Company from 1968 to 1976. He is now retired from active employment with the Company. He served as a Commissioner of the Public Utility Commission of Texas from November 1989 to April 1992.

     Mr. Yves Bercy was elected Vice President and Chief Financial Officer effective July 1, 1993 and was additionally elected as Treasurer in April 1994. He is also a director and Vice President of Petrofina Delaware, Incorporated. Prior to that time he was Executive Assistant to the principal financial officer of PetroFina S.A. since 1991 and served as principal accounting officer of PetroFina S.A. beginning in 1985.

     Mr. Cullen M. Godfrey was elected Senior Vice President, Secretary and General Counsel effective April 1995. Prior to that time, he was Vice President of the Company since August 1990. He is also a Vice President of Petrofina Delaware, Incorporated. He has managed the Company's Security Department since August 1990 and Public Affairs Department since July 1994.

     Mr. M. J. Couch was elected as Senior Vice President in April 1995. He served as Vice President from April 1984. His principal duties in fiscal 1995 were to manage the refining and marketing activities associated with the Company's Southeastern Business Unit. He formerly served as Vice President since April 1984 and as General Manager of Supply and Transportation and Manager of Raw Materials since joining the Company in 1977.

     Mr. H. Patrick Jack was elected Senior Vice President in April 1995. From February 1985 Mr. Jack was General Manager of Chemicals Marketing until his promotion to Vice President in August 1989. His principal duty is to manage the chemicals business of the Company.

     Mr. Neil A. Smoak was elected Senior Vice President in April 1995. Prior to that time he was elected Vice President in April 1986 and also was the manager of the Oklahoma City regional exploration and production office from 1983 until 1986. His principal duty is to manage the exploration and production activities of the Company.

     Mr. Michel Daumerie was elected Vice President effective April 1995. Prior to that time, he was manager of technology for the Company since 1988. His principal duty is to manage the laboratory research of the Company.

     Mr. Richard C. Lindley was elected Vice President effective April 1995. Prior to that time, he was general manager of the Company's natural gas business. His principal duty is to manage the natural gas marketing business of the Company.

     Mr. Jeff D. Morris was elected Vice President effective April 1995. Prior to that time, he was general manager of the Company's Big Spring, Texas, Refinery. His principal duty is to manage the refining and marketing activities associated with the Company's Southwestern Business Unit.

     Mr. S. Robert West was elected Vice President in May 1983 and served additionally as Controller from May 1983 through December 1991. His principal duty is to manage the Information Systems and Internal Audit Departments of the Company. Additionally, he is responsible for training and development.

     Mr. Kevin A. Rupp was elected Controller effective April 1995. Prior to that time, he was Coordinator of Corporate Planning for the Company from 1992 and a Division Controller from October 1989.

     Mr. James D. Grier was elected Controller effective January 1, 1992, and was the principal accounting officer of the Company. He resigned in April 1995. He was formerly a partner with the accounting firm of KPMG Peat Marwick LLP for at least the preceding five-year period.

     Ms. Linda Middleton was elected Assistant Secretary in August 1984. Her principal duty is to assist the Corporate Secretary.

     Pursuant to 405(a) of Regulation S-K, the Company has learned from an examination of Form 4's that no officers or directors filed late reports on Form 4 in 1995.

INFORMATION CONCERNING CUMULATIVE TOTAL RETURN

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCK PRICE AND DIVIDEND
              PERFORMANCE OF COMPANY, PEER GROUP AND BROAD MARKET

                                                                   AMERICAN
      MEASUREMENT PERIOD                           PETROLEUM        STOCK
    (FISCAL YEAR COVERED)         FINA, INC.       REFINING        EX-CHANGE
1990                                    100.00          100.00          100.00
1991                                     89.92          107.42          123.17
1992                                     81.00          106.30          124.86
1993                                     97.06          127.71          148.34
1994                                    101.53          136.25          131.04
1995                                    158.19          175.87          168.90

     The chart above reflects the price and dividend performance of the Company's Class A Common Stock relative to the composite of American Stock Exchange companies and to all companies listed in the Standard Industry Classification (SIC) Code 2911 composite of "Petroleum Refining" companies. SIC Code 2911 is comprised of approximately 52 companies including Exxon Corp., Ashland Oil Inc., Kerr McGee Corp., Chevron Corp., Atlantic Richfield Company, Mobil Corp. and Phillips Petroleum Co. The base year of 1990 is held constant at 100 with all dividends paid and market increases added each year. If a company paid no dividends and had no change in market value since 1990, its base of 100 would not change.

     Each data point has been weighted for the market capitalization of the companies comprising SIC Code 2911. A copy of a listing of all companies comprising the group will be provided without charge to any security holder upon request to the Company.

EXECUTIVE COMPENSATION

     The following tabulation sets forth the aggregate compensation paid or accrued during the fiscal year ended December 31, 1995, to the President and Chief Executive Officer and each of the four highest paid executive officers for services to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE


                                                                   LONG-TERM COMPENSATION
                                                               -------------------------------
                                     ANNUAL COMPENSATION              AWARDS           PAYOUTS
                                 ---------------------------   ---------------------   -------
          (A)              (B)     (C)       (D)       (E)        (F)         (G)        (H)       (I)
------------------------  -----  -------   -------   -------   ----------   --------   -------   -------
                                                      OTHER                                        ALL
                                                     ANNUAL    RESTRICTED                         OTHER
                                                     COMPEN-     STOCK      OPTIONS/    LTIP     COMPEN-
   NAME AND PRINCIPAL            SALARY     BONUS    SATION     AWARD(S)      SARS     PAYOUTS   SATION
        POSITION          YEAR     ($)     ($)(1)      ($)        ($)        (#)(2)      ($)       ($)
------------------------  -----  -------   -------   -------   ----------   --------   -------   -------
Ron W. Haddock             1995  500,202        --        --       --            --         --    48,502(3)
President and Chief        1994  478,872   135,000        --       --            --         --    33,591
  Executive Officer        1993  479,182    80,000        --       --            --         --    23,674
Neil A. Smoak              1995  266,196        --        --       --            --         --    21,267(4)
Senior Vice                1994  249,119    50,000        --       --            --         --    17,758
  President                1993  247,357    35,000        --       --            --         --    19,533
H. Patrick Jack            1995  249,781        --        --       --            --         --    18,514(5)
Senior Vice                1994  219,518    80,000        --       --            --         --    15,051
  President                1993  203,512    40,000        --       --            --         --    16,043
Michael J. Couch           1995  217,004        --        --       --            --         --    15,611(6)
Senior Vice President      1994  197,017    50,000        --       --            --         --    13,702
                           1993  195,403    18,000        --       --            --         --    15,555
Cullen M. Godfrey          1995  210,576        --        --       --            --         --    16,183(7)
Senior Vice President,     1994  193,405    40,000        --       --            --         --    14,112
  General Counsel          1993  192,993    18,000        --       --            --         --    13,876
  and Secretary


---------------

 (1) An incentive compensation plan for fiscal 1995, which is a function of the financial results of the Company and each line of business, is expected to result in payments in lieu of bonuses to executive officers. The payments are incalculable at the time of publication of this document as the relative results of other companies which are to be used in the payment calculation have not been published. Any such payments may be subject to adjustment based upon the recommendation of the Compensation Committee.

 (2) No options were awarded during the three-year period.

 (3) Includes the following for fiscal 1995: $33,242 under the Company's restoration plan, life insurance over $50,000 of $6,260 and the Company's $9,000 matching contribution to the 401(k) plan. The value of the pension restoration portion of the Restoration Plan is set forth herein in the retirement table.

 (4) Includes the following for fiscal 1995: $10,768 under the Company's Restoration Plan, reimbursement of $275 tax preparation fee, life insurance over $50,000 of $1,224 and the Company's $9,000 matching contribution to the 401(k) plan. The value of the pension restoration portion of the Restoration Plan is set forth herein in the retirement table.


 (5) Includes the following for fiscal 1995: $8,848 under the Company's Restoration Plan, life insurance over $50,000 of $666 and the Company's $9,000 matching contribution to the 401(k) plan. The value of the pension restoration portion of the Restoration Plan is set forth herein in the retirement table.



 (6) Includes the following for fiscal 1995: $6,043 under the Company's Restoration Plan, life insurance over $50,000 of $568 and the Company's $9,000 matching contribution to the 401(K) plan. The value of the pension restoration portion of the Restoration Plan is set forth herein in the retirement table.



 (7) Includes the following for fiscal 1995: $5,375 under the Company's Restoration Plan, reimbursement of $275 tax preparation fee, life insurance over $50,000 of $1,533 and the Company's $9,000 matching contribution to the 401(K) plan. The value of the pension restoration portion of the Restoration Plan is set forth herein in the retirement table.


     Amounts are not included for Pension Plan (described herein) contributions per employee or officers as a group since such contributions cannot be separately and individually calculated and no contribution was due by the Company to the Pension Plan for 1995. Compensation used to determine benefits under the Pension Plan for employees is a formula based on average total compensation for the highest three consecutive years of the last ten years of employment prior to retirement and the highest five consecutive years of the last ten years as to bonus. Payments made under the incentive program will not be includable in pension calculations.

     In March 1991, an affiliate of the Company's majority security holder, PetroFina S.A., sold bonds valued at 10,000 BF each (app. $294.30 each at time of issuance) in the quantity of 500 to Ron W. Haddock and 560 to Yves Bercy. The affiliate arranged for a financial institution to loan the amount needed to purchase the bonds to the buyers. The interest rate paid on the bonds by the affiliate to the buyer is nearly equal to the interest rate charged by the bank to buyers, and is considered a nominal gain, if any. There is no expected gain from the warrants which accompanied each bond. Each warrant allows the buyer to purchase two shares of the affiliate's common stock at 10,254 BF each through 1996. The stock is restricted from trading for 2 years. The market price on February 7, 1996 of the affiliate's common stock was 8,640 BF each (app. $284.51 each). No gain has occurred.

     An agreement providing supplemental retirement benefits between the Company and Ron W. Haddock provided that upon retirement at age 55 or later, his retirement benefit will equal 1.6% of base salary and bonuses over any thirty-six consecutive month period out of the ten-year period preceding retirement during which such earnings are the highest multiplied by the number of completed years of service to the industry from June 11, 1963 to his date of retirement from the Company. The agreement was amended in fiscal 1993 to vest these benefits immediately. This determined benefit will then be reduced by a portion of social security benefits, annuities payable by a previous employer, benefits from the Company's Pension Plan and retirement benefits from the Company's Restoration Plan. Amounts payable hereunder are currently undeterminable. The fiscal 1995 incentive payment will be includable in his pension calculation under the terms of the agreement. Under this arrangement, the supplemental benefit which would have been owed by the Company in fiscal 1995 was $122,072.

     In 1995 the Company provided certain employees with automobiles and club memberships for use in the Company's business. Beginning January 1, 1985, nonessential automobiles were deleted from the fleet. Currently, no directors and only one officer, Mr. Daumerie, are furnished automobiles. Records are kept to conform to the provisions of the Deficit Reduction Act of 1984. Such officers and employees may, from time to time, make incidental personal use of club facilities, but the Company does not require such individuals to maintain records with respect thereto. The Company provided income tax preparation service by its independent public accountants to Messrs. Meek, Bercy, Godfrey, Smoak, Lindley and West in 1995 and reimbursed Mr. Haddock for expenses associated with income tax preparation. The amounts set forth above as compensation do not reflect personal benefits which may have been derived by officers and directors. After reasonable inquiry, the Company has concluded that the amounts involved, if they could be accurately determined, would be less than $50,000 in the case of each officer or director.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is appointed by the Board of Directors in April of each year. During 1995, there were three members of the Committee. Mr. David
C. Treen, an outside director, was Chairman of the Committee and served in this capacity since April 1985. Additional members were Mr. Robert L. Mitchell, an outside director, and Mr. Francois Cornelis, an executive of PetroFina S.A. and former employee of the Company. The members of the Committee served since at least 1990. There were no transactions with management or other items required to be disclosed under Item 404 of Regulation S-K with respect to the Committee members. Both Messrs. Treen and Mitchell have now retired from the Board.

  Compensation Philosophy and Objectives

     The Company's total compensation philosophy for executives is to provide a competitively based program with an overall objective of creating value for the Company's shareholders. The compensation program is designed and administered to achieve the following objectives: (a) to maintain a stable, successful management team motivated to provide good long-term shareholder returns; (b) to reward executives based on Company performance, as well as individual performance, with a significant portion of executive compensation "at risk", particularly for senior executives; and (c) to provide a compensation system that appropriately balances short-term and long-term considerations.

  Compensation Components

     For fiscal 1995, the Company's compensation program consisted of: (i) base salary, (ii) incentive compensation participation as to executive officers,
(iii) matching contributions under the FINA Capital Accumulation Plan, a 401(k) plan, (the "FINA Plan"), and (iv) accruals under a restoration plan.

     Base Salary -- The base salary levels of Executive Officers are reviewed annually each April to determine whether they are competitive by comparison with information from a peer group of companies that participate in the "Petroleum Industry Executive Compensation Comparison" (hereinafter referred to as PIECC) survey group. The PIECC companies are closely aligned to the asset/revenue size of the Company and aligned by industry. The SIC code companies used in the performance graph on page 7 range broadly in asset/revenue size and are not grouped by this criteria as are PIECC companies. There are 27 PIECC companies including: Amerada Hess, Anadarko Petroleum, Diamond Shamrock, Enron Oil & Gas, Freeport McMoRan Oil & Gas, Kerr McGee, Maxus Energy, Meridian Oil, Oryx Energy, Placid Oil, Sonat Exploration, Tesoro Petroleum, and Valero Energy. The Chairman of the Committee, or his or her designee, receives a memorandum from the President and Chief Executive Officer as to salary recommendations for the Vice Presidents and Department Heads reporting to the Chief Executive Officer. This recommendation has been previously reviewed and approved by the majority security holder. After action by the Compensation Committee, the salaries and incentive compensation payments, if any, are subject to approval by the Board of Directors. There was no modification or rejection in any material way by the Board of Directors of any decision of the Compensation Committee.

     An executive's base salary is heavily weighted by individual performance and level and scope of responsibility. Executive Officers of the Company received increases in base salary in fiscal 1995 that ranged from 6% to 15%. The financial performance of the Company improved over the previous year. No increase was given in fiscal 1994 to the executives other than for Mr. Jack who was adjusted due to his low positioning against the PIECC group. Base salaries for the Company's Executive Officers, including the named Executive Officers, are generally at or below the average of the surveyed data.

     Deferred Compensation -- In fiscal 1995, FINA had no executive deferred compensation plan other than (i) the FINA Plan, a 401(k) qualified plan provided to all then formally eligible employees, as defined in the plan document; (ii) the Pension Plan, a defined benefit plan more fully described herein; and (iii) a Restoration Plan which restores Pension Plan and FINA Plan benefits to executives and employees reaching the maximum participation levels permitted by law, currently $150,000 of salary. The FINA Plan is a broad-based pre-tax savings plan which qualifies under 401(k) of the Internal Revenue Code permitting eligible employees, not just executives, to defer a portion of their compensation and encourage savings to provide additional financial security for the future.

  CEO Compensation

     Mr. Ron W. Haddock has been President and Chief Executive Officer since 1989, and the offices of Chief Executive Officer and President have been combined throughout that time. Only one salary is paid for the combined positions. Mr. Haddock's compensation package takes into account the relationship of the Company to PetroFina S.A. Annually, Mr. Haddock's salary is reviewed in light of the Company's financial results in addition to utilizing the PIECC survey used for other executives. Mr. Haddock did not receive a salary increase in 1994, but did receive a 7.4% increase in 1995. No bonus has yet occurred for fiscal 1995 and he is not entitled to any long-term incentive payment for the period other than contributions and accruals under the FINA Plan and the Restoration Plan described herein. With progressively improving financial performance resulting in a bonus pool in 1994, Mr. Haddock received a cash bonus early in 1995. Mr. Haddock's 1994 bonus was a function of the size of the bonus pool, but the Compensation Committee also gave subjective consideration to Mr. Haddock's experience, level and scope of responsibilities, and his overall contribution to the success of the Company. Recognizing the Company's financial performance in 1995, it is expected that Mr. Haddock will be awarded an incentive bonus which will be paid at the same time as the distributions to other executive officers pursuant to the incentive compensation plan discussed below. The Compensation Committee reserves the right to determine the final payment recommendation for Mr. Haddock.

  Options and Incentive Payment Program

     The most recent stock option plan of the Company expired by its terms in 1989. Options at $70.50 were awarded to Executive Officers and employees on a discretionary basis prior to expiration. The price of the last grant was $70.50. The price and number of shares were adjusted to $35.25 per share to reflect a 2-for-1 stock split in May 1995. At the date of this report an approximate $13 per share gain has occurred.

     An incentive compensation plan was announced intended to cover all exempt employees, including executive officers, for fiscal 1995. Payments under the plan will be based on a formula which includes the overall financial performance of the Company, the relative performance of the Company in comparison to the performance of ten other companies, the financial performance of the separate lines of business, the relative performance to ten other companies in the same line-of-business and an individual performance rating. Executive officers reporting to the Chief Executive Officer will participate in the plan. Because relative performance of the Company and each line of business can not be measured until other comparable companies have announced earnings, the payment amount is incalculable.

     To calculate the incentive payments, an executive officer's individual performance rating and the competitive total cash compensation target for his individual position must be established. The resulting dollar amount for an incentive target is then determined. That dollar amount is then multiplied by a factor which is weighted 75% on overall corporate performance and 25% on line-of-business performance. Overall corporate performance will be based on (i) return on capital employed compared to ten companies: Amerada Hess Corp., Ashland Oil Inc., Coastal Corp., Kerr McGee Corp., Murphy Oil Corp., Occidental Petroleum Corp., Phillips Petroleum Co., Sun Co Inc., Unocal Corp. and USX-Marathon and; (ii) corporate financial performance above an annually established minimum return on capital employed. The line-of-business performance is based on (i) a target tied to that line-of-business' return on capital employed and cost of capital, and; (ii) that line-of-business' return on assets compared to ten companies in similar lines of business. A dividend paid-out factor is used to cap the resulting pool of funds for all incentive payments. While the Compensation Committee reserves the right to determine the final incentive payment for each executive officer, the amount determined under the incentive compensation plan will be a key factor considered by the Compensation Committee when recommending final payments.

  Summary

     The Compensation Committee believes that the combination of base salary paid in 1995 and incentive awards to be paid for 1995 based upon individual and corporate performance provides a program which attracts and retains key executives. The Company's financial performance allows making improvements to the competitive position of incentive awards in 1995 compared to bonus payments of the Executive Officers in fiscal 1994. Incentive awards to be paid for 1995 are directly related to the financial performance of the Company, i.e., net earnings and performance rankings to other companies. The actual performance of the Company for fiscal 1995 was $142 million before the effect of an accounting change. After adjustment, results were a net of more than $100 million and earnings per common share were greater than $3.00, although actual performance was $142 million before the effect of an accounting change. The performance of the Company for fiscal 1994 was a net of more than $100 million and earnings per common share were greater than $3.00 (after adjustment for a 2-for-1 stock split).

     This Report has been submitted by the Compensation Committee: Francois Cornelis and Patricia Wallington.

  Other Benefit Related Matters

     Inapplicability of the $1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to Executive Officers to $1 million annually, unless certain requirements are met. No modification of compensation programs is necessary as no Executive Officer's compensation approaches $1 million annually.

     Transactions with Management and Others. In 1995, there were no transactions with management or others which are required to be disclosed.

     Although the Company has joint venture interests with the majority security holder and affiliates of PetroFina S.A., only administrative officers are common to both companies, i.e. the Chief Financial Officer,

General Counsel and Secretary. A description of the joint ventures is under the caption "Transactions with Security Holders" herein.

     Compensation Committee Interlocks and Insider Participation. Mr. Francois Cornelis is a member of the Compensation Committee. He is an executive of an affiliate, PetroFina S.A., currently serving as Chief Executive Officer and Vice Chairman.

     Pension Plan. The FINA Pension Plan ("Pension Plan") covers employees of FINA, Inc. and certain subsidiaries. There were no amendments to the Pension Plan during 1995.

     An eligible employee begins to participate in the Pension Plan on the first day of the month coincident with or next following completion of twelve consecutive months of employment during which at least 1,000 hours of service are credited to such employee. Pursuant to the Tax Reform Act of 1986, the Company has elected to fully vest participants after five years of service. The pension formula is offset by up to 50% of an employee's social security primary insurance amount payable at age 65.

     A participant reaches normal retirement age upon attainment of his or her 65th birthday. Married participants normally elect a joint and survivor annuity as the method of receipt for benefits. Unmarried participants and those with spousal consent may elect a benefit payable for their lifetime only or a reduced benefit may be shared with an eligible beneficiary.

     The following table shows annual retirement benefits under the Pension Plan for participants retiring at age 65 in 1997 based on the highest 36 consecutive months of salary and bonus during the previous ten years, and years of participation, and using the social security tax base through December 31, 1995, as shown:

          Retiring at age 65 in 1997. Highest 36 consecutive monthly compensation during the previous ten years ending December 31, 1995. Social Security tax base through December 31, 1995.

          The table below is set forth by compensation levels and increases in existing compensation of a person will move them to the next level.

                          ANNUAL RETIREMENT BENEFITS
------------------------------------------------------------------------------
                                     YEARS OF PARTICIPATION
FINAL AVERAGE     ------------------------------------------------------------
COMPENSATION      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------     --------     --------     --------     --------     --------
  $  50,000       $  9,005     $ 12,007     $ 15,009     $ 18,011     $ 21,387
     75,000         15,193       20,257       25,322       30,386       35,825
    100,000         21,380       28,507       35,634       42,761       50,262
    150,000**       33,755       45,007       56,259       67,511       79,137
    200,000**       46,130       61,507       76,884       92,261      108,012
    250,000**       58,505       78,007       97,509      117,011      136,887*
    300,000**       70,880       94,507      118,134      141,761*     165,762*
    350,000**       83,255      111,007      138,759*     166,511*     194,637*
    400,000**       95,630      127,507*     159,384*     191,261*     223,512*
    450,000**      108,005      144,007*     180,009*     216,011*     252,387*
    500,000**      120,380*     160,507*     200,634*     240,761*     281,262*
    550,000**      132,755*     177,007*     221,259*     265,511*     310,137*
    600,000**      145,130*     193,507*     241,884*     290,261*     339,012*
    650,000**      157,505*     210,007*     262,509*     315,011*     367,887*
    700,000**      169,880*     226,507*     283,134*     339,761*     396,762*
    750,000**      182,255*     243,007*     303,759*     364,511*     425,637*

---------------
 * The maximum benefit limitation established by IRC Section 415(b) is $120,000. Benefits exceeding this limitation would be paid through the Company's Restoration Plan which mirrors the Pension Plan in operation and participation. The Restoration (formerly the Excess Plan) has paid supplemental benefits only to executive officers, but was implemented to benefit all highly compensated employees whose pension benefit exceeds the IRC 415(b) limits.

** The covered compensation limit established by IRC Section 401(a)(17) is $150,000. Pension benefits that are reduced due to this limitation would also be paid through the Company's Restoration Plan. The Restoration Plan has paid supplemental benefits to executive officers and one other employee and was implemented to benefit all employees whose compensation exceeds the 401(a)(17) limits.

     The remuneration covered by the Pension Plan is composed of salaries and bonuses and excludes any incentive plan payments.


     Messrs. Haddock, Jack, Smoak, Couch and Godfrey are vested under the Pension Plan with service credits of 9.5, 9.8, 11.0, 18.9, and 13.3 years, respectively.


     Fina Restoration Plan. Effective January 1, 1994, the Company adopted a plan designed to supplement those persons' pension and 401(k) plan benefits whose compensation exceeds the 401(a) limits. The plan was named the Fina Restoration Plan and effectively restores pension and 401(k) plan benefits to persons making $150,000 or more which otherwise would have been lost due to pay cap tax limits imposed by the Omnibus Budget Reconciliation Act. This plan is being implemented to benefit those whose compensation exceeds the 401(a)(17) limits and the 415(b) limits.

     The participant's benefit under this plan as to 401(k) compensatory related sums will be paid in a single, lump-sum distribution upon death, retirement or termination of employment for any reason. The pension related benefit can be paid as a lump sum under the same circumstances or can be annuitized over the lifetime of the person. The pension related benefit is subject to all conditions of the Fina Pension Plan.

     The amount of employer matching contributions and forfeitures that would have been attributed to the participant will be identified to the participant. Annual crediting will occur to a bookkeeping account as if shares of the Company's Class A Common Stock had been purchased with the dollar amount, although no actual shares of the Company's stock will be purchased or traded.

     In 1995, $274,606 was credited to officers' and employees' accounts.

     Employee Thrift Plan. The FINA Capital Accumulation Plan ("FINA Plan"), a 401(k) plan, was renamed in 1991. The Board of Directors adopted the FINA Plan as described below in April 1991. The FINA Plan has been substantially in the same form since June 1988 and is described in the following text. In January 1993 the existing plan was amended to recognize service for purposes of participant vesting based upon length of employment as opposed to length of participation in the Plan.

     In June 1988, the Board of Directors approved an amendment to the FINA Plan, then known as the Thrift and Employee Stock Ownership Plan of American Petrofina, Incorporated, which provided that: (1) the plan, as amended, was renamed the Thrift Plan of American Petrofina, Incorporated, (2) the participants' interests in the PAYSOP provision was spun off to a separate new plan named American Petrofina, Incorporated PAYSOP and Trust (the PAYSOP), and
(3) the PAYSOP was then terminated effective July 31, 1988, with the participants' interests distributed in cash, stock, or transferred into the FINA Plan. No amendments to the FINA Plan were made in 1989 or in 1990.

     Effective January 1, 1984, the former Thrift Plan for Employees of American Petrofina, Incorporated and the former Employee Stock Ownership Plan of American Petrofina, Incorporated were combined and renamed "The Thrift and Employee Stock Ownership Plan of American Petrofina, Incorporated." A 401(k) feature was added to the FINA Plan allowing employees to invest up to 10% of their basic income on a tax-deferred basis and allowing employees to purchase PetroFina S.A. common stock. A Registration Statement Form S-8, was filed to effect the FINA Plan which was approved by the Board of Directors on December 15, 1983.

     The FINA Plan allows participants to contribute up to 5% of basic earnings on an after-tax basis, up to 10% on a pre-tax basis, or a combination of pre-tax and after-tax contributions not exceeding 10%. The Company will contribute an equal amount up to the first 6% pre-tax of the participant's base income. Company contributions are invested in the Company's Class A Common Stock and/or PetroFina S.A. common stock at the election of the employee. The employee's contribution is invested at his or her direction in either of these stocks or in The Northern Trust Collective Short-Term Investment Fund, Wells Fargo U.S. Debt Index, American Balanced Fund, Wells Fargo Equity Index Fund or a global fund named New Perspective Fund.

     Stock Options. The employee Non-Qualified Stock Option Plan -- 1979 (the "1979 Plan") was adopted by the Board of Directors of the Company on August 7, 1979, ratified by the Company's security holders on April 16, 1980, and expired by its terms in August 1989. Under the 1979 Plan, in 1979, 1981, 1983, 1984 and 1988, 134,000 shares, 16,900 shares, 102,950 shares, 1,800 shares, and 42,550 shares, respectively, were granted to officers and employees of the Company and its subsidiaries. Of the 1979 and 1981 grants, 43,548 shares and 4,800 shares, respectively, were converted to Incentive Stock Options. The 1983 and 1984 grants were incentive stock option grants exclusively. The 1988 options granted were entirely non-qualified in composition. In addition to the options in the years noted above, an option was exclusively granted in 1986 to Ron W. Haddock for 5,000 shares at $47.125 per share which was fully exercised in 1992. All shares subject to the 1979 Plan are shares of the Company's Class A Common Stock. As these amounts and prices were prior to 1995, no effect occurred due to a 2-for-1 stock split in 1995.

     The 1979 Plan was amended in April 1984 at the Annual Meeting of Security Holders to (i) allow stock to be traded for its cash equivalent for option stock, (ii) allow the Board of Directors to issue Incentive Stock Options, and
(iii) impose a two-year holding period on stock issued pursuant to an Incentive Stock Option.

     No grants were made in 1995 as the 1979 Plan has expired, and no grant table is presented.

     The aggregated option exercises and year-end values of options held by the CEO and applicable most highly compensated executives follows in tabulation form:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                               NUMBER OF
                                                              UNEXERCISED        VALUE OF UNEXERCISED
                                SHARES                     OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS
                               ACQUIRED                       YEAR-END (#)        AT FISCAL YEAR-END
                                  ON           VALUE       ------------------             ($)
                               EXERCISE       REALIZED        EXERCISABLE/       ---------------------
                                 (#)            ($)          UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
           NAME(A)               (B)            (C)               (D)                   (E)(1)
------------------------------ --------       --------     ------------------    ---------------------
Ron W. Haddock................     --              --       4,000     4,000/0           $61,000
Neil A. Smoak.................     --              --       2,000     2,000/0           30,500
H. Patrick Jack...............     --              --       1,200     1,200/0           18,300
Michael J. Couch..............     --              --       1,600     1,600/0           24,400
Cullen M. Godfrey.............     --              --       1,000     1,000/0           15,250


---------------

(1) The options were granted at $70.50 per share (and later adjusted to $35.25 per share for a 2-for-1 stock split).

     Phantom Share Plan. In 1979 the Board of Directors of the Company adopted a Phantom Share Plan under which senior management of the Company and designated subsidiaries ("Participants") may be credited with phantom shares ("Rights") at the discretion of a committee of the Board of Directors of the Company. During 1995 there were five Participants. Upon retirement or termination of employment, or in other specified circumstances, a Participant will be entitled to receive for each phantom share credited to his account the excess, if any, of (a) the 20 day average market price per share of the Company's Class A Common Stock, plus dividends and other distributions paid on each share of such Class since such phantom share was credited to his account over (b) the price assigned to such phantom share by the Committee under the Phantom Share Plan at the time it was credited to his account. Such amount will generally be paid in cash over a five-year period. No grant or amendment has been made to the Phantom Share Plan since 1980.

     The increase in net value during 1995 of the unvested Rights for all Participants as a group was $40,954 (excluding basis). The formula used to calculate the annual increase or decrease in value is based on the change in annual market value per share, plus dividends per share, multiplied by the number of phantom share rights which remain unvested. No amounts were paid or distributed during the last fiscal year to the five persons named in the Summary Compensation Table.

                              SCHEDULE OF PAYMENTS

                               PHANTOM SHARE PLAN
(BASED ON RETIRED PARTICIPANTS ENTITLED TO RECEIVE CASH AS OF DECEMBER 31, 1995)

                1995...............................................  $24,210
                1996...............................................   24,210
                1997...............................................    7,966
                1998...............................................    7,966
                1999...............................................      -0-

RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP is the principal accountant selected by the Company. Representatives of such firm are expected to be present at the Annual Meeting of Security Holders, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

TRANSACTIONS WITH SECURITY HOLDERS

     The Company has a 50% interest in joint ventures with Petrofina Delaware, Incorporated ("PDI") in Texas and with PetroFina S.A. in Hong Kong which market chemicals in international trade. The Company sold chemicals aggregating $1,401,000 in 1994, $985,000 in 1993 and $6,447,000 in 1992 to the joint ventures.

     Accounts receivable include $3,485,000 and $10,719,000 at December 31, 1995 and 1994, respectively, from affiliates. Accounts payable include $13,410,000 and $6,539,000 at December 31, 1995 and 1994, respectively, to affiliates.

     During 1994 the Company assumed a $50,000,000 note from PDI that was paid in 1995. Interest expense relating to borrowings from PDI was $12,938,000 in 1995, $13,916,000 in 1994 and $28,565,000 in 1993. Accrued liabilities include accrued interest of $607,000 and $791,000 at December 31, 1995 and 1994, respectively, which is payable to PDI for such borrowings.

     Since 1989, PDI has made a $200 million credit line available to the Company.

     The Company purchased crude oil and natural gas aggregating $8,953,000 in 1995, $16,626,000 in 1994, and $21,145,000 in 1993 from PDI in the ordinary course of business.

     The Company purchased refined products and chemicals aggregating $53,542,000 in 1995, $34,963,000 in 1994, and $50,992,000 in 1992 from Petrofina and its affiliates other than PDI in the ordinary course of business.

     The Company files a consolidated Federal income tax return with PDI. Under the terms of the tax sharing agreement with PDI, the Company is allocated Federal income taxes on a separate return basis.

                  SUBMISSION OF PROPOSALS BY SECURITY HOLDERS

     Proposals submitted by security holders of the Company should be mailed to the Secretary of FINA, Inc., P.O. Box 2159, Dallas, Texas 75221. In order for any security holder proposal to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Security Holders, it must be received by the Company on or before November 15, 1996. The security holder must at the time the proposal is submitted be a record or beneficial owner of at least 1% or $1,000 in market value of securities and have held such securities for at least one year and continue to hold the securities through the date of the meeting.

                                    GENERAL

     The management does not know of any matters to be presented to the meeting other than those stated in the Notice of Meeting. If other matters do properly come before the meeting, the Proxy Committees will vote said proxy in accordance with their judgment in such matters.

     The solicitation of the accompanying form of proxy is made by the Company and the expenses in connection with the solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may solicit proxies by telephone, telegraph, and personal interviews. Brokerage houses, custodians, nominees and fiduciaries may also be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for expenses incurred.

     THE COMPANY WILL PROVIDE UPON REQUEST AND WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 1995.

                                                         FINA, INC.

                                                     CULLEN M. GODFREY
                                                         Secretary

Dated: March 7, 1996

P                                 FINA, INC.
R
O           PROXY -- ANNUAL MEETING OF SECURITY HOLDERS -- APRIL 17, 1996
X                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y
   The undersigned hereby appoints Ron W. Haddock or Cullen M. Godfrey, and each or either of them, attorneys and proxies with full power of substitution to vote all Class A Common Stock of the undersigned in FINA, Inc. at the Annual Meeting of Security Holders to be held on April 17, 1996, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

         Election of Directors
                Nominees:
                                                THIS PROXY MUST BE SIGNED
                                           EXACTLY AS NAME APPEARS ON THE FRONT
            Ron W. Haddock
                                           Executors, administrators, trustees,
            Ernesto Marcos                 etc., should give full title as
                                           such. If the signer is a corporation,
        Patricia M. Wallington             please sign full corporate name by
                                           duly authorized officer.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
   APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK     -------------
   ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD      SEE REVERSE
   OF DIRECTOR'S RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT           SIDE
   VOTE YOUR SHARE(S) UNLESS YOU SIGN AND RETURN THIS CARD.       -------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, DIRECTORS, PROPOSAL 1.
--------------------------------------------------------------------------------
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

                    FOR   WITHHELD                                                                         FOR         ABSTAIN
1. Election of      [ ]     [ ]        2. In their discretion, the proxies are authorized                  [ ]           [ ]
   Directors.                             to vote upon such other matters as may properly
   (see reverse)                          come before the meeting.

   For, except vote withheld from the
   following nominee(s):

   ----------------------------------


  SIGNATURE(S)                                        DATE           , 1996                The signer hereby revokes all proxies
              ---------------------------------------     -----------                      heretofore given by the signer to vote at
  NOTE: Please sign exactly as name appears hereon. Joint owners should each               said meeting or any adjournments thereof.
        sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
